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                               POWER OF ATTORNEY

     The undersigned hereby authorizes Nelson C. Rising, Stephen P. Wallace, Kathleen Smalley, C. William Hosler, and Paul A. Lockie, or any of them, with full power of substitution, to sign on his or her behalf, in the capacity stated below, the 1999 Annual Report on Form 10-K (the "10-K") of Catellus Development Corporation and to file the 10-K, together with exhibits thereto, and any amendment to the 10-K and other documents in connection therewith, with the Securities and Exchange Commission.

     Dated: March 15, 2000

                                   /s/ Joseph F. Alibrandi
                                   -----------------------
                                   Joseph F. Alibrandi
                                   Director


                                    *  *  *

                         SCHEDULE OF POWERS OF ATTORNEY

     There is omitted from this Form 10-K nine powers of attorney in a form substantially identical to the preceding but executed by the following members of the Board of Directors on the dates indicated:

                   Stephen F. Bollenbach      March 24, 2000
                   Daryl J. Carter            March 24, 2000
                   Richard D. Farman          March 26, 2000
                   Christine Garvey           March 27, 2000
                   William M. Kahane          March 27, 2000
                   Leslie D. Michelson        March 27, 2000
                   Jacqueline R. Slater       March 24, 2000
                   Thomas M. Steinberg        March 24, 2000
                   Beverly Benedict Thomas    March 24, 2000